Exhibit 99.2

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp, Inc. to Attend Upcoming Financial Conferences

CHICAGO, August 15, 2014 - PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will attend three investor conferences in September 2014. The conferences include:

•	Raymond James U.S. Bank Conference in Chicago on September 3, 2014.

•	RBC Capital Markets' Financial Institutions Conference in Boston on September 16, 2014, with a panel discussion at 2:20 p.m. Eastern Time.

•	Credit Suisse 5th Annual Small & Mid Cap Conference in New York City on September 17, 2014.

Investors may access materials distributed in meetings at the conferences and the panel discussion webcast under the PrivateBancorp, Inc. Investor Relations section of the Company’s website at http://investor.theprivatebank.com. The webcast will be available during the conference time and archived for seven days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2014, the Company had 33 offices in 10 states and $14.6 billion in assets. Our website is www.theprivatebank.com.

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